As filed with the Securities and Exchange Commission on April 25, 2001
                                                       Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ______________


                          STANDARD MOTOR PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        New York                                        11-1362020
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                            37-18 Northern Boulevard
                        Long Island City, New York 11101
                    (Address of Principal Executive Offices)

                        1994 OMNIBUS STOCK OPTION PLAN OF
                          STANDARD MOTOR PRODUCTS, INC.
                            (Full Title of the Plan)

                                Lawrence I. Sills
                             Chief Executive Officer
                          Standard Motor Products, Inc.
                            37-18 Northern Boulevard
                        Long Island City, New York 11101
                     (Name and Address of Agent for Service)

                                 (718) 392-0200
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ______________


                         CALCULATION OF REGISTRATION FEE

========================== ==================== ====================== ====================== ======================

   Title of Securities        Amount To Be        Proposed Maximum       Proposed Maximum           Amount of
    To Be Registered           Registered        Offering Price Per     Aggregate Offering      Registration Fee
                                                      Share(1)               Price(1)
-------------------------- -------------------- ---------------------- ---------------------- ----------------------

Common Stock,              500,000 Shares             $10.0234              $5,011,700              $1,252.93
$2.00 par value
========================== ==================== ====================== ====================== ======================


(1)       Estimated  solely for the purpose of calculating the  registration  fee in accordance with Rule 457(c) and
          (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading  prices for Standard  Motor  Products,  Inc.'s common stock on April 20, 2001, as reported in the consolidated reporting system on April 20, 2001.

================================================================================

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          Pursuant to General Instruction E of Form S-8, Standard Motor Products, Inc. (the "REGISTRANT") is filing this registration statement with the Securities and Exchange Commission solely to register an additional 500,000 shares of the Registrant's common stock, $2.00 par value (the "COMMON STOCK"), under the 1994 Omnibus Stock Option Plan of Standard Motor Products, Inc., as amended and restated (the "PLAN"). The amendment authorizing such additional shares of Common Stock available for granting stock options under the Plan was approved by the Registrant's shareholders at its annual meeting held on May 18, 2000. Pursuant to General Instruction E, the contents of Registration Statements Nos. 33-58655 and 333-51565 of the Registrant are incorporated herein by reference.


ITEM 8.  EXHIBITS.

EXHIBIT   NO.                      DESCRIPTION
-------------     --------------------------------------------------------------

*4.1              The  1994   Omnibus  Stock  Option  Plan  of   Standard  Motor
                  Products, Inc., as amended and restated.

4.2 The Registrant's Restated Certificate of Incorporation, defining the rights of holders of the capital stock of the Registrant, dated July 31, 1990 (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, Registration No. 333-51565, dated May 1, 1998 (the "1994 OMNIBUS S-8")).

4.3 The Registrant's Certificate of Amendment of the Certificate of Incorporation, dated February 15, 1996 (incorporated herein by reference to Exhibit 4.3 to the 1994 Omnibus S-8).

4.4 Restated By-laws, dated March 23, 1996, filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 001-04743.

*5                Opinion  of  Kelley  Drye  &  Warren   LLP,   Counsel  to  the
                  Registrant.

*23.1             Consent of KPMG LLP, Independent Auditors.

*23.2 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5).

*24 Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof).

__________________________
  *Filed herewith

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 25th day of April, 2001.


                          STANDARD MOTOR PRODUCTS, INC.




                                    By:/S/ LAWRENCE I. SILLS
                                       -----------------------------------------
                                           Lawrence I. Sills
                                           Chief Executive Officer,
                                           Chairman and Director


                                POWER OF ATTORNEY

          Each person whose individual signature appears below hereby authorizes Lawrence I. Sills and James J. Burke and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                         TITLE                           DATE
---------                         -----                           ----
    /S/ LAWRENCE I. SILLS         Chief Executive Officer,        April 25, 2001
-----------------------------     Chairman and Director
      Lawrence I. Sills           (Principal Executive Officer)


     /S/ JAMES J. BURKE           Vice President, Finance,        April 25, 2001
-----------------------------     Chief Financial Officer
        James J. Burke            (Principal Financial Officer
                                  and Principal Accounting
                                  Officer)


     /S/ PETER J. SILLS           Director                        April 25, 2001
-----------------------------
        Peter J. Sills


    /S/ MARILYN F. CRAGIN         Director                        April 25, 2001
-----------------------------
      Marilyn F. Cragin

     /S/ ARTHUR D. DAVIS          Director                        April 25, 2001
-----------------------------
       Arthur D. Davis


     /S/ SUSAN F. DAVIS           Director                        April 25, 2001
-----------------------------
        Susan F. Davis


    /S/ ROBERT M. GERRITY         Director                        April 25, 2001
-----------------------------
      Robert M. Gerrity


     /S/ JOHN L. KELSEY           Director                        April 25, 2001
-----------------------------
        John L. Kelsey


    /S/ KENNETH A. LEHMAN         Director                        April 25, 2001
-----------------------------
      Kenneth A. Lehman


     /S/ ARTHUR S. SILLS          Director                        April 25, 2001
-----------------------------
       Arthur S. Sills


    /S/ ROBERT J. SWARTZ          Director                        April 25, 2001
-----------------------------
       Robert J. Swartz


    /S/ WILLIAM H. TURNER         Director                        April 25, 2001
-----------------------------
      William H. Turner

                                  EXHIBIT INDEX


EXHIBIT NO.                                  DESCRIPTION
-----------       --------------------------------------------------------------

*4.1              The  1994  Omnibus  Stock   Option  Plan  of   Standard  Motor
                  Products, Inc., as amended and restated.

4.2 The Registrant's Restated Certificate of Incorporation, defining the rights of holders of the capital stock of the Registrant, dated July 31, 1990 (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, Registration No. 333-51565, dated May 1, 1998 (the "1994 OMNIBUS S-8")).

4.3 The Registrant's Certificate of Amendment of the Certificate of Incorporation, dated February 15, 1996 (incorporated herein by reference to Exhibit 4.3 to the 1994 Omnibus S-8).

4.4 Restated By-laws, dated March 23, 1996, filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 001-04743.

*5                Opinion  of  Kelley  Drye  &  Warren   LLP,   Counsel  to  the
                  Registrant.

*23.1             Consent of KPMG LLP, Independent Auditors.

*23.2 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5).

*24 Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof).


______________________
*Filed herewith